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                                                                   Exhibit 10.33

                         SEVERANCE AND RELEASE AGREEMENT
                                     between
                                  Dennis Burns
                                       and
                           CLOSURE MEDICAL CORPORATION

     This SEVERANCE AND RELEASE AGREEMENT ("Agreement") is made and entered into by Dennis Burns ("Burns") and Closure Medical Corporation ("Closure"). Throughout the remainder of this Agreement, Burns and Closure may be collectively referred to as "the parties."

     Burns' employment with Closure terminated effective February 18, 2002. Closure is willing to provide the benefits described herein in exchange for Burns' entering into this Agreement.

     Closure hand delivered this Agreement to Burns on February 26, 2002. Closure desires that Burns have adequate time and opportunity to review and understand the consequences of entering into it. Accordingly, Closure advises
Burns: (i) to consult with his attorney prior to executing it; and (ii) that he has at least twenty-one (21) days within which to consider it. In the event that Burns does not return an executed copy of this Agreement to Mike Hoban by March 22, 2002, it and the obligations of Closure herein shall become null and void.

     Burns represents that he has carefully read the entire Agreement, understands its consequences, and voluntarily enters into it.

     In consideration of the above and the mutual promises set forth below, Closure and Burns agree as follows:

     1. TERMINATION. Burns' employment terminated effective midnight, February 18, 2002.

     2. SEVERANCE PAY. Closure will pay Burns severance pay in an amount equal to six (6) months of his current salary (eighty thousand dollars ($80,000.00)), payable in accordance with Closure's regular payroll practices and beginning with the first regular pay day immediately following the expiration of the revocation period set forth in Section 10 below.

     The compensation and benefits afforded under this Agreement are in lieu of any other severance benefits to which Burns might otherwise be entitled.

     3. Should Burns obtain full-time employment, the continuation of benefits hereunder shall terminate and Closure shall pay the remaining severance pay in a lump sum.

     4. CONTINUATION OF BENEFITS. Closure shall continue coverage for Burns in Closure's current health insurance plan (medical, dental & prescription drugs) for six (6) months following the termination of Burns' Employment Agreement, dated February 18, 1998. If Burns' participation in any such benefit plan is barred by the terms of the plan, then Closure shall pay Burns, in cash, the amount of the premium through the six month period. Should Burns become covered by another plan during the six month period this coverage would cease.

     5. STOCK OPTIONS. Stock options, if any, will be administered in accordance with the terms of the applicable stock option plan and stock option grant, including, but not limited to, the terms governing the period of time during which the optionee may exercise the options. Burns' ability to exercise vested options shall continue ninety (90) days following the termination of the Employment Agreement.

     6. BONUS. Closure will pay Burns his annual bonus for the year 2001, as provided for, and calculated in good faith as provided for in his Employment Agreement with Closure dated February 18, 1998.


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     7.  ACCRUED PERSONAL DAYS. Closure will pay Burns for accrued but untaken personal days through the February 18 date. Personal time will be pro-rated through the February 18 date.

     8. RELEASE. In consideration of the benefits conferred by this SEVERANCE AND RELEASE AGREEMENT, BURNS (ON BEHALF OF HIMSELF AND HIS ASSIGNS, HEIRS AND OTHER REPRESENTATIVES) RELEASES CLOSURE AND ITS PAST, PRESENT AND FUTURE OWNERS, PARENTS, SUBSIDIARIES, AFFILIATES, PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, EMPLOYEE BENEFIT PLANS, PLAN ADMINISTRATORS AND AGENTS FROM ALL CLAIMS AND WAIVES ALL RIGHTS KNOWN OR UNKNOWN, HE MAY HAVE OR CLAIM TO HAVE RELATING TO HIS EMPLOYMENT WITH CLOSURE, ITS PARENTS, SUBSIDIARIES OR AFFILIATES OR HIS SEPARATION THEREFROM arising before the execution of this Agreement, including but not limited to claims for: (i) discrimination, harassment or retaliation arising under federal, state or local laws prohibiting age (including but not limited to claims under the Age Discrimination in Employment Act of 1967 (ADEA), as amended, and the Older Workers Benefit Protection Act of 1990 (OWBPA)), sex, national origin, race, religion, disability, veteran status or other protected class discrimination, harassment, or retaliation for protected activity; (ii) Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and similar federal, state, and local laws; (iii) wrongful termination law; (iv) state law tort or express or implied contract law; and (v) attorneys' fees.

     9. COVENANT NOT TO SUE. Except as prohibited by law, in consideration of the benefits conferred by this Agreement, Burns will not sue Closure or its past, present or future owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, stockholders, employees, employee benefit plans, plan administrators, or agents on any of the released claims or join as a party with others who may sue on any such claims.

     10. COMPANY INFORMATION AND PROPERTY. Burns shall not at any time after his employment relationship with Closure terminates disclose, use or aid third parties in obtaining or using any confidential or proprietary Closure information. Confidential or proprietary information is information relating to Closure or any aspect of its business which is not generally available to the public, Closure's competitors, or other third parties, or ascertainable through common sense or general business or technical knowledge. Nothing in this Agreement shall relieve Burns from any obligations under any previously executed confidentiality, proprietary information or secrecy agreements.

     All records, files or other materials maintained by or under the control, custody or possession of Closure or its agents in their capacity as such shall be and remain Closure's property. If he hasn't already done so and upon Closure's request, Burns shall: (i) return all Closure's property (including, but not limited to, records, files, documents, company manuals, credit cards and keys) which he received in connection with his employment; (ii) bring all such records, files, and other materials up to date before returning them; and (iii) fully cooperate with Closure in winding up his work and transferring that work to those individuals designated by Closure.

     11. REVOCATION PERIOD. Burns may revoke this Agreement during the seven (7) day period immediately following his execution of it. This Agreement will not become effective or enforceable until the revocation period has expired. To revoke this Agreement, a written notice of revocation must be delivered to: Mike Hoban, Closure Medical Corporation, 5250 Greens Dairy Road, Raleigh, North Carolina 27616.

     12. DISCLAIMER OF LIABILITY. This Agreement is intended to avoid all litigation relating to Burns' employment with Closure and his separation therefrom; therefore, it is not to be construed as Closure's admission of any liability to Burns, liability which Closure denies.

     13. CONFIDENTIALITY/NON-DISPARAGEMENT. The terms and provisions of this Agreement are confidential and Burns shall not disclose them to third parties, except as required by law. Notwithstanding the above, Burns may reveal the terms and provisions of this Agreement to members of his immediate family or to an attorney whom he may consult for legal advice, provided that such persons agree to maintain the confidentiality of this Agreement. For purposes of employment and consulting assignments, Burns may need to recognize the Notice

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of Nonrenewal but will communicate nothing false or nothing which denigrates, disparages, defames or casts aspersions on Closure, its owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, stockholders, employees or agents.

     14. WAIVER OF BREACH. Closure's or Burns' waiver of any breach of a provision of this Agreement shall not waive any subsequent breach by the other party.

     15. ENTIRE AGREEMENT. Except as expressly provided herein, this Agreement supersedes all other understandings and agreements, oral or written, between the parties with respect to its subject matter, and constitutes the sole agreement between the parties with respect to its subject matter. Each party acknowledges that no representations, inducements, promises or agreements, oral or written, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement and no agreement, statement or promise not contained in this Agreement shall be valid or binding on the parties unless such change or modification is in writing and is signed by the parties.

     16. SEVERABILITY. If a court of competent jurisdiction holds that any provision or sub-part thereof contained in this Agreement is invalid, illegal or unenforceable, that invalidity, illegality or unenforceability shall not affect any other provision in this Agreement.

     17. PARTIES BOUND. This Agreement shall apply to, be binding upon and inure to the benefit of the parties' successors, assigns, heirs and other representatives.

     18. REMEDIES. If Burns does not abide by the obligations set forth in this Agreement, then Closure will be relieved of its obligations hereunder and may seek all other legal and equitable relief and Burns will return all monies received pursuant to this Agreement and indemnify Closure, its past, present or future owners, parents, subsidiaries, affiliates, predecessors, successors, assigns, officers, directors, stockholders, employees, employee benefit plans, plan administrators, or agents for all expenses including attorneys' fees they incur in defending any actions brought by him or any actions by them to enforce this Agreement.

     19. GOVERNING LAW. This Agreement will be governed by North Carolina law and the applicable provisions of federal law, including but not limited to Age Discrimination and Employment Act (ADEA).

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the day and year written below.

     EMPLOYEE REPRESENTS THAT HE HAS CAREFULLY READ THIS ENTIRE SEVERANCE AND RELEASE AGREEMENT, UNDERSTANDS ITS CONSEQUENCES, AND VOLUNTARILY ENTERS INTO IT.

                                           /s/ Dennis Burns              3/4/02
                                           ----------------              ------
                                               Dennis Burns              Date

                           CLOSURE MEDICAL CORPORATION


                           By: /s/ Debra L. Pawl                         3/11/02
                               ------------------------                  -------
                                   Debra L. Pawl                         Date
                           Title: Vice President and General Counsel

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